Exhibit 99.1
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Ball Corporation Board Elects Cathy D. Ross and Pedro Henrique Mariani as Directors

BROOMFIELD, Colo., Oct. 24, 2017 — Ball Corporation's (NYSE: BLL) board of directors has elected Cathy D. Ross, retired executive vice president and chief financial officer from FedEx Express, and Pedro Henrique Mariani, chairman of the board of Banco BBM to serve as directors of the corporation.
Ross, 59, worked at FedEx Express, FedEx Corporation's largest operating unit, in financial roles of increasing responsibility for 30 years. She most recently served as executive vice president and chief financial officer. Prior to her career at FedEx, she worked at Kimberly-Clark Corporation and Procter & Gamble. Ross currently sits on the boards of directors of Avon Products, Inc. and Steelcase, Inc.
Mariani, 64, joined Ball's board of directors as advisory director in July 2010 and has been chairman of the board, president and CEO for Banco BBM, a leading Brazilian financial institution. Mariani has served at BBM Group for 36 years and was appointed as chief executive officer in 1991. He also sits on the board of directors at FEBRABAN (Brazilian Federation of Banks).
"We are pleased to welcome Cathy to our board and to have Pedro move into a new role on Ball's board of directors," said John A. Hayes, chairman, president and chief executive officer. "Their financial acumen, international consumer products and banking expertise, values and ethics will complement our diverse board of directors as we continue to pursue our Drive for 10 vision."
About Ball Corporation
Ball Corporation supplies innovative, sustainable packaging solutions for beverage, food and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ 18,450 people worldwide and 2016 net sales were $9.1 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.
Forward-Looking Statements
This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any of such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product demand fluctuations; availability/cost of raw materials; competitive packaging, pricing and substitution; changes in climate and weather; competitive activity; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation, power and supply chain influence; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; and changes in foreign exchange or tax rates; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed plus: changes in senior management; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; litigation; strikes; labor cost changes; rates of return on assets of the company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including the U.S. government elections, budget, sequestration and debt limit; reduced cash flow; ability to achieve cost-out initiatives and synergies; interest rates affecting our debt; and successful or unsuccessful acquisitions and divestitures, including with respect to the Rexam PLC acquisition and its integration, or the associated divestiture; the effect of the acquisition or the divestiture on our business relationships, operating results and business generally.
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Ball Corporation • 10 Longs Peak Drive • P.O. Box 5000 • Broomfield, CO 80021 • www.ball.com	Page 1